Exhibit 10.3

EXECUTION COPY

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is entered into as of this 15th day of August, 2014, among Jennifer W. Steans, as the designated representative of the stockholders of Taylor Capital Group, Inc., a Delaware corporation (“Taylor Capital”), set forth on Exhibit A hereto (the “Principal Stockholders”), MB Financial Bank, N.A., a national banking association with its main office located in Chicago, Illinois (“Acquiror Bank”), and The Northern Trust Company, an Illinois-chartered state bank with its main office located in Chicago, Illinois, as escrow agent (“Escrow Agent”).

RECITALS

A.                        Taylor Capital and MB Financial, Inc., a Maryland corporation (“MB”), previously entered into that certain Agreement and Plan of Merger, dated as of July 14, 2013, and amended as of June 30, 2014 (the “Merger Agreement”), pursuant to which, among other things, Taylor Capital will merge with and into MB (the “Merger”).

B.                                    In conjunction with the Merger Agreement, Acquiror Bank, the wholly-owned bank subsidiary of MB, and Cole Taylor Bank, the wholly-owned bank subsidiary of Taylor Capital (“Cole Taylor Bank”), entered into that certain Bank Merger Agreement, dated as of July 14, 2013, pursuant to which, among other things, Cole Taylor Bank will merge with and into Acquiror Bank immediately following the consummation of the Merger.

C.                                    As a result of the Merger and at the time of the consummation thereof, among other things, each outstanding share of common stock, $0.01 par value per share, of Taylor Capital and each outstanding share of Nonvoting Convertible Preferred Stock, $0.01 par value per share, of Taylor Capital will be cancelled and converted solely into the right to receive from MB $4.08 in cash and 0.64318 shares of common stock, $0.01 par value per share, of MB (the “Base Merger Consideration”), pursuant to the terms set forth in the Merger Agreement.

D.                                    The Principal Stockholders and MB previously entered into a letter agreement, dated as of June 30, 2014 (the “Letter Agreement”), pursuant to which an escrow account will be created and funded with a portion of the Cash Merger Consideration to which the Principal Stockholders are otherwise entitled to receive pursuant to the terms of the Merger Agreement, in an amount equal to the Aggregate Escrow Obligation, and to be held and distributed by Escrow Agent in accordance with the terms of this Agreement.

E.                                    The Principal Stockholders, Prairie Capital IV, L.P., Prairie Capital IV QP, L.P. and Representative (as defined below) have entered into an agreement (the “Stockholder Agreement”) among themselves, of even date herewith, appointing Jennifer W. Steans as their designated representative with respect to the transactions contemplated by this Agreement (the “Representative”).

F.                                     The Principal Stockholders, Prairie Capital IV, L.P., Prairie Capital IV QP, L.P., MB and Acquiror Bank have entered into a supplemental agreement (the “Supplement”) with respect to certain additional matters relating to those addressed in this Agreement and the Letter Agreement.

AGREEMENTS

In consideration of the foregoing premises, which are incorporated herein by reference, and the mutual promises, covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

Section 1.                                          Definitions.  In addition to those terms defined throughout this Agreement, the following terms when used herein, shall have the following meanings:

(a)                     “Aggregate Escrow Obligation” shall mean, as of the date hereof, Fifteen Million Two Hundred and Two Thousand and Eight Hundred Dollars ($15,202,800).

(b)                     “Business Day” shall mean any day except Saturday, Sunday and any day on which Escrow Agent is authorized or required by law or other government action to close.

(c)                      “Cash Merger Consideration” shall mean, with respect to each Principal Stockholder, the aggregate cash portion of the Base Merger Consideration which such Principal Stockholder is entitled to receive upon consummation of the Merger.

(d)                     “Consent Order” shall mean that certain Order to Cease and Desist and Order of Assessment of a Civil Money Penalty Issued upon Consent Pursuant to the Federal Deposit Insurance Act, as Amended, and the Illinois Banking Act, as Amended, dated as of June 26, 2014, by and between Cole Taylor Bank, the Federal Reserve and the Illinois Department of Financial and Professional Regulation, Division of Banking.

(e)                      “Effective Time” shall mean that date and time when the Merger becomes effective, as set forth in the certificate of merger to be filed with the Secretary of State of the State of Delaware and the articles of merger to be filed with the Department of Assessments and Taxation of the State of Maryland, all in conjunction with the Merger.

(f)                       “Escrowed Funds” shall mean the aggregate amount held in the Escrow Account at any given time.

(g)                      “Escrow Income” shall mean all interest, dividends, income, capital gains and other amounts earned on the Escrowed Funds or derived therefrom.

(h)                     “Federal Reserve” means the Board of Governors of the Federal Reserve System.

(i)                         “Restitution Payment” shall mean any depositor restitution ordered or requested by the Federal Reserve to be paid, and actually paid, pursuant to the Consent Order by:  (i) Cole Taylor Bank at or prior to the Effective Time; or (ii) Acquiror Bank, as successor to Cole Taylor Bank, at any time following the Effective Time.

(j)                        “Restitution Request” shall mean a written order or request by the Federal Reserve to make a Restitution Payment.

Section 2.                                          Escrow Deposit.

(a)                     Promptly following receipt by Representative from any Principal Stockholder or MB of any cash or other immediately available funds intended to satisfy any Principal Stockholder’s Individual Escrow Obligation, Representative shall deposit such funds into the Escrow Account (as defined below).  MB, Acquiror Bank or Representative may, from time to time after the initial deposit of the Aggregate Escrow Obligation, deposit additional sums into the Escrow Account, which such sums shall also be considered to be Escrowed Funds.  Promptly following the receipt of any funds for deposit into the Escrow Account, Escrow Agent shall provide written acknowledgement of such receipt to Acquiror Bank and Representative in accordance with Section 17.

(b)                     All Escrowed Funds will be disbursed pursuant to the terms of this Agreement.  Escrow Agent agrees to hold the Escrowed Funds in a separate and distinct account, in the name of The Northern Trust Company, as Escrow Agent (the “Escrow Account”), subject to the terms and conditions of this Agreement.  The Escrow Account shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto.  Escrow Agent shall not distribute or release any Escrowed Funds except in accordance with the express terms and conditions of this Agreement.

Section 3.                                          Investment of Escrow Account.

(a)                     Escrow Agent shall invest the Escrowed Funds in the Escrow Account pursuant to the written instructions of Representative; provided, however, that such investments shall be limited to the following:  (i) direct obligations of the U.S. government and its agencies having maturities of ninety (90) days or less; (ii) money market deposit accounts with U.S. banks, which may include Escrow Agent or its affiliates, as applicable, whose short-term debt ratings are not less than A-1/P-1; (iii) money market mutual funds that invest solely in direct obligations of the U.S. government and its agencies; (iv) commercial or finance paper that is not rated less than A-1/P-1; and (v) any mutual fund, exchange traded fund, exchange traded note, or similar pooled investment vehicle which invests in any of the foregoing.  In the absence of written instructions to the contrary, funds will be invested in a money market mutual fund as designated on Exhibit B.  The rights and responsibility of the parties with respect to the investment of the Escrowed Funds are set forth on Exhibit B attached hereto and incorporated herein by reference.

(b)                     Escrow Agent is hereby authorized to execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity.  Escrow Agent or any of its affiliates may receive compensation with respect to any investment directed hereunder, including charging an agency fee in connection with each transaction.  The parties recognize and agree that Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Escrow Account or the purchase, sale, retention or other disposition of any investment described herein.  Escrow Agent shall have the right to liquidate any investments held, regardless of whether such investments have matured pursuant to their terms, to provide funds necessary to make required disbursements under this Agreement.  Escrow Agent shall not have any liability for any loss sustained as a result of any investment made pursuant to the terms of this Agreement or as a result of any liquidation of an investment prior to its maturity or for the failure of the parties to give Escrow Agent instructions to invest or reinvest the Escrowed Funds.  Any loss or expense incurred by Escrow Agent as a result of an investment shall be paid to Escrow Agent in accordance with Sections 13 and 14.

Section 4.                                          Release of Escrowed Funds.  The Escrowed Funds held pursuant to this Agreement are intended to provide a source of funds to compensate Acquiror Bank for any Restitution Payments.  Escrow Agent shall release funds from the Escrow Account only as follows:

(a)                     without need for further instruction, on the third (3rd) Business Day following receipt of a written certificate, in the form attached hereto as Exhibit C (a “Claim Certificate”), signed by an authorized officer of Acquiror Bank stating, under oath:  (i) that Acquiror Bank is entitled to receive the amount of Escrowed Funds stated in the Claim Certificate, pursuant to the terms of the Letter Agreement, the Supplement and this Agreement; (ii) the amount of the applicable Restitution Payment; (iii) the amount of the Escrowed Funds sought; (iv) that a true and accurate copy of the applicable Restitution Request is attached to such Claim Certificate; and (v) that Acquiror Bank has delivered a copy of such Claim Certificate (including a copy of the applicable Restitution Request) to Representative and the date on which such copy was delivered;

(b)                     on the joint written instructions of Acquiror Bank and Representative;

(c)                      without need for instruction, pursuant to Section 5; and

(d)                     pursuant to Section 7.

Section 5.                                          Distribution of Escrow Income.  During the term of this Agreement, Escrow Agent shall distribute to Representative all Escrow Income, if any, at the end of each calendar quarter, and also on the Business Day next following the Termination Date (if applicable).

Section 6.                                          Account Statements.  On or before the fifteenth (15th) Business Day following each month during the term of this Agreement, Escrow Agent shall deliver account statements to Acquiror Bank and Representative with respect to the Escrow Account for the prior month, which statements shall include the account balance, a summary of disbursements made and Escrow Income earned during the preceding month.

Section 7.                                          Termination of Escrow Account.  If, as of 11:59 p.m., Central Time, on the fourth (4th) anniversary of the date hereof (the “Termination Date”), no Claim Certificate received by Escrow Agent prior to such time remains in whole or in part unsatisfied, Escrow Agent shall deliver to Representative all of the remaining Escrowed Funds.  If, as of 11:59 p.m., Central Time, on the Termination Date, any Claim Certificate received by Escrow Agent prior to such time remains in whole or in part unsatisfied and Escrow Agent still holds any Escrowed Funds, Escrow Agent shall retain in the Escrow Account an amount equal to the aggregate dollar amount of such Claim Certificate(s) which has not been satisfied (the “Unpaid Claim”) until provided with joint written instructions from Acquiror Bank and Representative with respect to the payment of such amount, and the amount of Escrowed Funds in excess of the Unpaid Claim shall be delivered to the Representative, provided, however, that if the amount of Escrowed Funds remaining is less than the Unpaid Amount, all remaining Escrowed Funds shall be retained by Escrow Agent.  If, on the sixtieth (60th) day following the Termination Date, Escrow Agent has not received joint written instructions from Acquiror Bank and Representative in accordance with the preceding sentence, Escrow Agent may take such actions with respect to any remaining Escrowed Funds as are permitted by Section 9(ii) hereof with respect to disputed funds.

Section 8.                                          Liability of Escrow Agent.

(a)                     Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied.  Escrow Agent has no fiduciary or discretionary duties of any kind under this Agreement. Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Agreement.  Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that Escrow Agent’s gross negligence or willful misconduct was the cause of any loss.  Escrow Agent’s sole responsibility shall be for the safekeeping and release of the Escrowed Funds in accordance with the terms of this Agreement.  Escrow Agent shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein.  Escrow Agent may rely upon any notice, instruction, request or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall believe to be genuine and to have been signed or presented by the person or parties purporting to sign the same.  In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages (including but not limited to lost profits), even if Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control, including without limitation acts of God, strikes, lockouts, riots, acts of war or terror, epidemics, governmental regulations, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrowed Funds, any account in which Escrowed Funds are deposited, this Agreement or under the Letter Agreement, the Supplement or the Stockholder Agreement, or to appear in, prosecute or defend any such legal action or proceeding.  Escrow Agent shall not be responsible or liable in any manner for the performance by any party of their respective obligations under the Letter Agreement, the Supplement or the Stockholder Agreement nor shall Escrow Agent be responsible or liable in any manner for the failure of any party to honor any of the provisions of this Agreement.  Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel.  Acquiror Bank and Representative, jointly and severally, shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel. The parties hereto agree to perform or procure the performance of all further acts and things, and execute and deliver such further documents, as may be required by law or as Escrow Agent may reasonably request in connection with its duties hereunder.

(b)                     Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrowed Funds, without determination by Escrow Agent of such court’s jurisdiction in the matter.  If any portion of the Escrowed Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

Section 9.                                          Suspension of Performance; Disbursement into Court.  If, at any time: (a) any dispute exists between or among Acquiror Bank, any Principal Stockholder or Representative with respect to the holding or disposition of all or any portion of the Escrowed Funds or any other obligations of Escrow Agent hereunder; (b) Escrow Agent is unable to determine, to Escrow Agent’s sole satisfaction, the proper disposition of all or any portion of the Escrowed Funds or Escrow Agent’s proper actions with respect to its obligations hereunder; or (c) Acquiror Bank and Representative have not within thirty (30) days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 10 hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

(i)                         suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Agreement until such matter shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be); or

(ii)                      petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to Escrow Agent, for instructions with respect to such matter and, to the extent required or permitted by law, pay into such court, for holding and disposition in accordance with the instructions of such court, the relevant portion of the Escrowed Funds, after deduction and payment to Escrow Agent of all fees and expenses (including court costs and reasonable attorneys’ fees) payable to or incurred by Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

Escrow Agent shall have no liability to Acquiror Bank, Representative or any Principal Stockholder or their respective stockholders or members or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrowed Funds or any delay in or with respect to any other action required or requested of Escrow Agent.

Section 10.                                   Resignation and Removal of Escrow Agent.

(a)                     Escrow Agent reserves the right to resign at any time by giving thirty (30) days’ written notice of resignation to Acquiror Bank and Representative and specifying the effective date thereof.  On the effective date of such resignation, Escrow Agent shall deliver this Agreement together with the Escrowed Funds and any and all related instruments or documents to any successor escrow agent reasonably agreeable to Acquiror Bank and Representative.  If a successor escrow agent has not been appointed and has not accepted such appointment prior to the expiration of thirty (30) days following the date of the notice of such resignation, Escrow Agent may, but shall not be obligated to, apply to a court of competent jurisdiction for the appointment of a successor escrow agent.  Any such resulting appointment shall be binding upon all of the parties to this Agreement.  Notwithstanding anything to the contrary in the foregoing, Escrow Agent or any successor escrow agent shall continue to act as Escrow Agent until a successor is appointed and qualified to act as Escrow Agent.  For the avoidance of doubt, Escrow Agent shall be indemnified for all costs and expenses relating to any legal action required herein in the manner provided for in Sections 13 and 14.

(b)                     Escrow Agent may only be removed (with or without cause) and a new escrow agent appointed upon the agreement of Acquiror Bank and Representative.  In such event, Acquiror Bank and Representative shall deliver joint written notice to Escrow Agent of such removal together with joint written instructions authorizing delivery of this Agreement together with the Escrowed Funds and any and all related instruments or documents to a successor escrow agent.

(c)                      Upon delivery of the Escrowed Funds to a successor escrow agent in accordance with this Section 10, Escrow Agent shall thereafter be discharged from any further obligations hereunder.  All power, authority, duties and obligations of Escrow Agent shall apply to any successor escrow agent.

Section 11.                                   Taxes.

(a)                     As soon as practicable after December 31 of each calendar year, Escrow Agent shall report to Representative the amount of all income, gains and losses realized during such calendar year with respect to the Escrowed Funds.  For the elimination of any doubt, all such income, gains and losses shall be for the account of Representative, as agent for the Principal Stockholders, and no portion thereof will be for the account of Acquiror Bank.

(b)                     Prior to the date hereof, Acquiror Bank and Representative shall provide Escrow Agent with such properly completed and signed tax forms and documents as Escrow Agent may reasonably request.

(c)                      Escrow Agent shall be entitled to deduct and withhold from any amount distributed or released from the Escrow Account to the Representative all taxes which may be required to be deducted or withheld under any provision of applicable tax law.  All such withheld amounts shall be treated as having been delivered to the party entitled to the amount distributed or released in respect of which such tax has been deducted or withheld.

Section 12.                                   Business Days.  If any date on which Escrow Agent is required to make an investment or a delivery pursuant to the provisions hereof is not a Business Day, then Escrow Agent shall make such investment or delivery on the next succeeding Business Day.

Section 13.                                   Escrow Expenses.  Except as otherwise provided in this Agreement, Acquiror Bank shall be responsible for: (a) Escrow Agent’s reasonable attorneys’ fees incurred in conjunction with the preparation and negotiation of this Agreement; and (b) all costs relating to the compensation (as payment in full) of Escrow Agent for its services under this Agreement, payable in accordance with the fee schedule attached hereto as Exhibit D.

Section 14.                                   Indemnification

(a)                     From and at all times after the date of this Agreement, Acquiror Bank and Representative shall, jointly and severally to the fullest extent permitted by law, indemnify and hold harmless Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (each, an “Indemnified Party”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys’ fees, costs and expenses) (the “Damages”) incurred by or asserted against any Indemnified Party from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation any Principal Stockholder, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated thereby, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that neither Acquiror Bank nor Representative shall have any indemnification obligation hereunder to the extent that a court of competent jurisdiction determines that any such Damages were caused by the gross negligence or willful misconduct of Escrow Agent or any other Indemnified Party. Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees of such counsel shall be paid upon demand by Acquiror Bank and Representative in accordance with this Section 14; provided, however, that in no event shall Acquiror Bank or Representative be liable for fees of more than one counsel separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances.

(b)                     The obligations of Representative and Acquiror Bank under this Section 14 shall survive any termination of this Agreement and the resignation or removal of Escrow Agent.

Section 15.                                   Security and Offset.  Representative and Acquiror Bank hereby grant to Escrow Agent and the Indemnified Parties a security interest in and lien upon the Escrowed Funds to secure all obligations hereunder, and Escrow Agent and the Indemnified Parties shall have the right to offset the amount of any compensation or reimbursement due any of them hereunder (including any claim for indemnification hereunder) against the Escrowed Funds.

Section 16.                                   Disbursements from Escrowed Funds to Pay Escrow Agent.  If any compensation or reimbursement of out-of-pocket expenses are not paid when due, then Escrow Agent is authorized to, and may, disburse to itself from time to time, the amount of any compensation and reimbursement of out-of-pocket expenses due and payable hereunder (including any amount to which Escrow Agent is entitled to seek indemnification hereunder).  Escrow Agent shall notify Acquiror Bank and Representative prior to any disbursement to itself in respect of any compensation or reimbursement hereunder and shall furnish to Representative and Acquiror Bank copies of all related invoices and other statements.

Section 17.                                   Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given:  (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a portable data file (“PDF”) document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the fifth (5th) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section; provided, that no change in address shall be effective until seven (7) days after being given to the other party in the manner provided for herein):

If to Acquiror Bank, to:

MB Financial Bank, N.A.

6111 North River Road

Rosemont, Illinois 60018

Attention:                 Jill E. York

Telephone:           (847) 653-1991

Facsimile:                 (847) 653-0018

Electronic mail:                       jyork@mbfinancial.com

with a copy to:

Silver, Freedman, Taff & Tiernan LLP

3299 K Street, Northwest, Suite 100

Washington, District of Columbia 20007

Attention:                 Barry P. Taff

Telephone:           (202) 295-4503

Facsimile:                 (202) 337-5502

Electronic mail:                       btaff@sftlaw.com

If to Representative, to:

Jennifer W. Steans

c/o Financial Investments Corporation

50 East Washington Street, Suite 400

Chicago, Illinois 60602

Telephone:           (312) 494-4513

Facsimile:                 (312) 494-1494

Electronic mail:                       jsteans@fic-cep.com

with a copy to:

Barack Ferrazzano Kirschbaum & Nagelberg LLP

200 West Madison Street, Suite 3900

Chicago, Illinois 60606

Attention:                 Dennis R. Wendte

Telephone:           (312) 984-3188

Facsimile:                 (312) 984-3150

Electronic mail:                       dennis.wendte@bfkn.com

If to Escrow Agent, to:

The Northern Trust Company

50 S. LaSalle Street

Chicago, Illinois 60603

Attention:                 Susan K. Hedlund

Telephone:           (312) 444-5713

Facsimile:                 (312) 431-4032

Electronic mail:                       sk99@ntrs.com

Section 18.                                   Entire Agreement.  This Agreement, together with the Letter Agreement and the Supplement, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.  Notwithstanding the foregoing, in the event of any inconsistency between the statements in the body of this Agreement and those of the Letter Agreement or the Supplement:  (a) with respect to any inconsistency as between Acquiror Bank and any Principal Stockholder, the Letter Agreement or Supplement, as applicable, shall control; and (b) with respect to any inconsistency as between Escrow Agent, on the one hand, and either Acquiror Bank or Representative or both, on the other hand, this Agreement shall control.

Section 19.                                   Successor and Assigns.

(a)                     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  No party may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed; provided, however, that in the event that Representative is unwilling or unable to serve, a successor Representative may be appointed pursuant to the Stockholder Agreement, without consent of Escrow Agent notice of which such appointment shall be provided to Escrow Agent pursuant to Section 17 hereof.  No assignment shall relieve the assigning party of any of its obligations hereunder.

(b)                     Any corporation or association into which Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its escrow business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, shall be and become the successor escrow agent hereunder and be vested with all of the title to the whole property or trust estate and all of the trusts, powers, immunities, privileges, protections and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 20.                                   No Third-Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 21.                                   Principles of Construction.  In this Agreement, unless otherwise stated or the context otherwise requires, the following uses apply:  (a) actions permitted under this Agreement may be taken at any time and from time to time in the actor’s reasonable discretion; (b) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time; (c) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”; (d) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality; (e) indications of time of day mean Chicago, Illinois time; (f) “including” means “including, but not limited to”; (g) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified, and all schedules and exhibits are incorporated into this Agreement by such reference; (h) all words used in this Agreement will be construed to be of such gender or number as the circumstances and context require; (i) the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Agreement have been inserted solely for convenience of reference and shall not be considered a part of this Agreement nor shall any of them affect the meaning or interpretation of this Agreement or any of its provisions; and (j) any reference to a document or set of documents in this Agreement, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof.

Section 22.                                   Amendment and Modification; Waiver.  This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.  No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving.  Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 23.                                   Severability.  If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.  Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 24.                                   Governing Law.  All questions concerning the construction, validity and interpretation of this Agreement, and the performance of the obligations imposed by this Agreement shall be governed by the internal laws of the State of Illinois applicable to contracts made and wholly to be performed in such state without regard to conflicts of laws.

Section 25.                                   Jurisdiction and Service of Process.  Any action or proceeding seeking to enforce, challenge or avoid any provision of, or based on any right arising out of, this Agreement shall be brought only in the courts of the State of Illinois, County of Cook or, if it has or can acquire jurisdiction, in the United States District Court serving the County of Cook, and each of the parties consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to jurisdiction or venue laid therein.  Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

Section 26.                                   Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR DISPUTE THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT:  (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 26.

Section 27.                                   Identifying Information.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust, or other legal entity, Escrow Agent requires documentation to verify its formation and existence as a legal entity. Escrow Agent may ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.  The parties acknowledge that a portion of the identifying information set forth herein is being requested by Escrow Agent in connection with the USA Patriot Act, Pub.L.107-56 (the “Act”), and each agrees to provide any additional information requested by Escrow Agent in connection with the Act or any other legislation or regulation to which Escrow Agent is subject, in a timely manner.

Section 28.                                   Cooperation.  Acquiror Bank and Representative agree to exercise good faith and use their best efforts to satisfy the various agreements and conditions in this Agreement.  During the term of this Agreement, Acquiror Bank and Representative will, and will cause all of their respective affiliates and representatives to, cooperate with Escrow Agent in respect to the fulfillment of Escrow Agent’s duties and obligations hereunder, including the execution of any forms and documents as Escrow Agent may reasonably request.

Section 29.                                   Counterparts; Facsimile/PDF Signatures.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

[THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK]

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or caused this Agreement to be executed by their respective officers or representatives, as of the day and year first written above.

MB FINANCIAL BANK, N.A.		THE NORTHERN TRUST COMPANY

By:	/s/ Jill E. York	By:	/s/ Thomas C. Iskalis
Name: Jill E. York		Name: Thomas C. Iskalis
Title: Executive Vice President and Chief Financial Officer		Title: Regional Chief Fiduciary Officer

REPRESENTATIVE

/s/ Jennifer W. Steans
Jennifer W. Steans

[Signature Page to Escrow Agreement]

EXHIBIT A

PRINCIPAL STOCKHOLDERS

Financial Investments Corporation Investors

Harrison I. Steans

Jennifer W. Steans

James P. Kastenholz

Jennifer W. Steans, as Custodian for Nicholas J. Kastenholz

Jennifer W. Steans 1999 Descendants Trust

Heather A. Steans 1999 Descendants Trust

Robin M. Steans

Leonard A. Gail

Robin M. Steans 1999 Descendants Trust

Steans 1996 Family Trust

PCB Limited Partnership

Trilogy Investment Group, LLC

Adeline S. Morrison

Harold M. Morrison

Helen H. Morrison

Helen H. Morrison IRA

Lois L. Morrison

Lois L. Morrison IRA

Justin W. Daab

Charles E. Brinley

Margot M. Brinley

Amy M. Heinrich

Foursquare Investments, LLC

Harold M. and Adeline S. Morrison Family Foundation

Thomas B. Hunter III

Thomas B. Hunter IV

Tscharner DeGraffenried Hunter

Thomas Ruffin Hunter

Willard M. Hunter

Benjamin J. Hunter

Willard M. Hunter, as Custodian for Willard K. Hunter

Peter M. Hunter

Maxine M. Hunter Charitable Lead Annuity Trust

Hunter Family Foundation

George P. Bauer Revocable Trust

A-1

Taylor Family Investors

Jeffrey W. Taylor IRA

Jeffrey W. Taylor Revocable Trust U/A/D 8/20/79

Jeffrey W. Taylor Gift Trust U/A/D 6/10/82

GGC Trust for Brian Taylor U/A/D 12/1/08

Taylor Annual Gift Trust for Brian U/A/D 12/14/82

Taylor 1992 Gift Trust for Brian U/A/D 12/17/92

GGC Trust for Adam Taylor U/A/D 12/1/08Taylor 1992 Gift Trust for Adam U/A/D 12/17/92

Taylor Annual Gift Trust for Lisa Rebecca U/A/D 7/10/83

Bruce W. Taylor IRA

Bruce W. Taylor Revocable Trust U/A/D 4/10/84

Bruce W. Taylor Gift Trust U/A/D 6/10/82

Bruce Taylor and Barbara Taylor, joint tenants

Cindy L. Taylor Robinson

Cindy L. Taylor Robinson Revocable Trust U/A/D 3/7/94

Cindy L. Taylor Gift Trust U/A/D 6/10/82

Taylor Voting Trust U/A/D 11/30/98

A-2

EXHIBIT C

FORM OF CLAIM CERTIFICATE

The undersigned,                                                   , hereby certifies that [he][she] is the                                             , of MB Financial Bank, N.A., a national banking association with its main office located in Chicago, Illinois (the “Bank”), and reference is made to that certain Escrow Agreement, dated August 15, 2014, among the Bank, Jennifer W. Steans, as representative of the Taylor Capital Group, Inc. stockholders set forth on Exhibit A thereto, and The Northern Trust Company, as escrow agent (the “Escrow Agreement”).  Capitalized terms used but not defined herein have the meanings assigned to them in the Escrow Agreement.  Pursuant to the requirements of Section 4(a) of the Escrow Agreement, the undersigned hereby states, under oath, that:

1.                          The Bank is entitled to receive the amount of Escrowed Funds stated in this Claim Certificate, all pursuant to the terms of the Letter Agreement, the Supplement, and the Escrow Agreement.

2.                          The amount of the applicable Restitution Payment is $[                ].

3.                          The amount of funds in the Escrow Account sought to be paid to the Bank is $[                      ].

4.                          A true and accurate copy of the applicable Restitution Request is attached hereto.

5.                          The Bank delivered a copy of this completed Claim Certificate (including a copy of the applicable Restitution Request) to Representative on [                            ].

IN WITNESS WHEREOF, the undersigned has executed this Claim Certificate as of this        day of                               ,             .

Signature

Printed Name

STATE OF ILLINOIS	)
	)	SS.
COUNTY OF COOK	)

I, the undersigned, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that                                             , the                              of MB Financial Bank, N.A., a national banking association with its main office located in Chicago, Illinois, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person, and acknowledged that he/she signed, sealed and delivered the foregoing instrument as his/her own free and voluntary act, on behalf of said corporation, and for the uses and purposes therein set forth.

Given under my hand and official seal, this        day of                         ,             .

My commission expires:

Notary Public

C-1